                         WATERSIDE CAPITAL CORPORATION

                   COMMON STOCK PURCHASE WARRANT ("WARRANT")

                                   GRANTED TO

                           SCOTT & STRINGFELLOW, INC.


                          Dated as of January 29, 1998

                 For value received, WATERSIDE CAPITAL CORPORATION, a Virginia corporation (the "Company"), grants to SCOTT & STRINGFELLOW, INC. a Virginia corporation ("SSI"), or its registered assigns (together with SSI, the "Registered Holder"), the right to purchase from the Company 62,000 shares of Warrant Stock at a price per share of $_________. Certain capitalized terms used in this Warrant are defined in Part 3. The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                 This Warrant is subject to the following provisions to which SSI and the Registered Holders, by accepting delivery of this Warrant or Warrants derived herefrom, are bound:

     Part 1.     Exercise of Warrant.

                 1.A.     Exercise Period.  The Registered Holder may exercise
this Warrant and acquire any or all of the shares of Warrant Stock at the Exercise Price at any time and from time to time commencing one year after the Date of Issuance, up to and including the end of the 5th year after the Date of Issuance (the "Exercise Period").

                 1.B.     Exercise Procedure.

                          1.      This Warrant will be deemed to have been
exercised when the Company has received all of the following items (the "Exercise Time"):

                                  a.       a completed Exercise Agreement, in
the form set forth in Exhibit I attached hereto, executed by the Person exercising this Warrant in whole or in part (the "Purchaser");

                                  b.       this Warrant;

                                  c.       if this Warrant is not registered in
the name of the Purchaser, an Assignment in the form set forth in the attached
Exhibit II evidencing the assignment of this Warrant to the Purchaser; and

                                  d.       a cashier's or certified check (or
at Purchaser's option federal funds by wire transfer) payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased on such exercise.

                          2.      Certificates for shares of Warrant Stock
purchased on exercise of this Warrant will be delivered by the Company to the Purchaser within 5 business days after the Exercise Time. Unless this Warrant has expired or this Warrant has been exercised with respect to all the shares of Warrant Stock, the Company will (a) prepare a new Warrant, substantially identical to this instrument, representing the rights formerly represented by this Warrant, which have not expired or been exercised and (b) within such 5 business days, deliver the new Warrant to the Registered Holder or such other Person designated for delivery in the Exercise Agreement.

                          3.      The Warrant Stock issuable on the exercise of
this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

                          4.      The issuance of certificates for shares of
Warrant Stock on exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect of such transaction or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock, including without limitation attorneys' fees incurred by the Company. The Company covenants and agrees that each share of Warrant Stock issuable on exercise of this Warrant will (i) on payment of the Exercise Price for such shares be fully paid and nonassessable, and free from all liens and charges with respect to the issuance and (ii) be registered under the Securities Act of 1933.

                          5.      The Company will not close its books against
the transfer of this Warrant (or of any share of Warrant Stock issued or issuable on the exercise of this Warrant) in any manner which interferes with the timely exercise of this Warrant.

                   1.C.   Exercise Agreement.  On any exercise of this Warrant,
the Exercise Agreement will be substantially in the form set forth in the attached Exhibit I, except that, if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable pursuant to this Warrant, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the Warrant Stock is to be delivered.

         Part 2. Adjustment for Exercise Price and Number of Shares of Warrant Stock Purchasable or Number of Warrants. Prior to the end of the Exercise Period, the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Part 2.

                 2.A.     If the Company shall (i) declare or pay  a dividend
on its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of the Common Stock other securities of the Company (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the surviving corporation), then the number and kind of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted so that the holder of this Warrant upon exercise of this Warrant shall be entitled to receive the aggregate number and kind of shares of Warrant Stock or other securities of the Company that the Registered Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or, if earlier, any record date with respect thereto. An adjustment pursuant to this 2.A. shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactively to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                 2.B.     (i)     If the Company shall issue to all holders of
its outstanding Common Stock rights, options or warrants to subscribe for or purchase Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the then Current Market Price per share of Common Stock (as defined in 2.D. of this Part 2) or without consideration, then the current Exercise Price to be in effect after such issuance shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at the Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible); provided, that the provisions of this Part 2.B(i) shall not apply to the issuance of this Warrant or to any issuance of Common Stock upon exercise of this Warrant. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, which shall cause the related shares to be fully paid.

                          (ii)    If the Company shall distribute to all
holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) instruments of indebtedness of the Company, assets or securities other than its Common Stock, (excluding dividends or distributions referred to in Parts 2.A. and 2.B.(i) above or 2.C. below), then the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness or other securities so to be distributed applicable to one share of Common Stock and of which the denominator shall be the Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and, if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                          (iii)   Any adjustment required by this Part 2.B.
shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                 2.C.     If the Company shall, after the date hereof, issue
and sell any shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (all of the foregoing being referred to in this Part 2.C. individually as a "Share" and collectively as "Shares") (excluding
(i) Shares issued in any of the transactions described in Parts 2.A. or 2.B. above and (ii) any shares of Warrant Stock), at a price per Share (determined in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than the then Current Market Price per Share of Common Stock (as defined in Part 2.D. below) in effect immediately prior to such sale and issuance, then in each case the number of Shares of Warrant Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Shares of Warrant Stock theretofore purchasable upon the exercise of this Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance and the denominator of which shall be an amount equal to the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the then Current Market Price per Share of Common Stock in effect immediately prior to such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock purchasable thereby. If the Company shall (i) sell and issue Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent or (ii) sell and issue Shares together with one or more other securities as a part of a unit at a price per unit, then in determining the "price per share" and the "consideration received by the Company" for purposes of the first sentence and the immediately preceding sentence of this Part 2.C., the Board of Directors of the Company shall determine, in its discretion, the fair value of said property or the Shares then being sold as part of such unit, as the case may be, and such determinations if made in good faith, shall be binding on the Registered Holder. The determination of whether any adjustment is required under this Part 2.C. by reason of the sale and issuance of any rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at such time and not at the subsequent time of issuance of Shares upon the exercise of such rights to subscribe or purchase.

                 2.D.     For the purpose of any computation under Parts 2.B.
or 2.C., the Current Market Price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive days (which are not legal holidays) commencing 20 days (which are not legal holidays) before the day in question. The closing price for each day shall be the mean between the closing high bid and low asked quotations of Common Stock on the National Association of Securities Dealers, Inc., Automated Quotation System or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or if not quoted as described above, the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days, or if the Common Stock is listed or admitted for trading on any national securities exchange, the last sales price regular way, or the closing bid price if no sale occurred, of Common Stock on the principal securities exchange on which Common Stock is listed. If none of the conditions set forth above is met, the Board of Directors of the Company acting in good faith shall determine the Current Market Price on the basis of such quotations and other information as they consider appropriate, in their reasonable judgment, or, lacking such determination, the Current Market Price shall be the fair market value per share of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

                 2.E.     If at any time, as a result of an adjustment made
pursuant to 2.A. above, the Registered Holder of this Warrant shall become entitled to receive any shares of the Company other than shares of Common Stock, then thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Warrant Stock contained in this Part 2.

                 2.F.     Upon the expiration of any rights, options, warrants
or conversion or exchange privileges which resulted in adjustments pursuant to 2.A, 2.B. or 2.C. above, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Warrant Stock shall be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock purchasable upon exercise of such rights, options, warrants or conversion or exchange privileges for the shares of Common Stock, if any, were actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) such shares of Common Stock so issued or sold, if any, were issuable for the consideration actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided that no such readjustment shall have the effect of increasing the

Exercise Price or decreasing the number of shares of Warrant Stock purchasable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                 2.G.     In any case in which this Part 2. shall require that
an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to issue to the Registered Holder of this Warrant, exercised after such record date but before such event occurs, the number of shares of Warrant Stock issuable on the basis of the Exercise Price in effect prior to such adjustment and defer issuing any additional shares of Warrant Stock until such event occurs; provided that the Company shall deliver to such Registered Holder a due bill or other appropriate instrument evidencing such Registered Holder's right to receive such additional shares of Warrant Stock upon the occurrence of the event requiring such adjustment

                 2.H.     Unless the Company shall have exercised its election
to adjust the number of Warrants as provided in 2.I. of this Part 2, upon each adjustment of the Exercise Price pursuant to 2.A., 2.B. or 2.C., this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Warrant Stock (calculated to the nearest one-thousandth) obtained by (A) multiplying the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment of the number of shares of Warrant Stock by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                 2.I.     The Company may elect on or after the date of any
adjustment of the Exercise Price to adjust the number of Warrants instead of adjusting the number of shares of Warrant Stock purchasable upon the exercise of this Warrant as provided in 2.H. above. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Warrant Stock as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number or Warrants (calculated to the nearest one-thousandth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price.

                 2.J.     Upon any adjustment of the number of shares of
Warrant Stock purchasable upon the exercise of this Warrant or the Exercise Price of this Warrant as herein provided, the Company shall at the expense of the Company, within ten days after such adjustment, mail by first-class mail, postage prepaid, to the Registered Holder of this Warrant a notice of such adjustment(s), accompanied by a report setting forth in reasonable detail (i) the number of shares of Warrant Stock purchasable upon the exercise of this Warrant and the Exercise Price of this Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made.

                 2.K.     Except as otherwise provided in this Part 2, no
adjustment in respect of any dividends or other payments or distributions made to holders of securities upon exercise of this Warrant shall be made during the term of this Warrant or upon the exercise of this Warrant. In addition, in no event shall the Registered Holder be entitled to any accrual of cash dividends prior to the exercise of this Warrant.

                 2.L. If any fraction of a share of Warrant Stock would be issuable upon the exercise of this Warrant (or specified portion thereof), the Company shall pay to the holder of this Warrant an amount in cash equal to the then Current Market Price per share of Common Stock (as defined in 2.D.) computed as of the Business Day immediately preceding the date this Warrant is presented for exercise, multiplied by such fraction (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time.)

                 2.M.     Nothing contained in this Warrant shall be construed
as conferring upon any Registered Holder the right to vote or to receive dividends (except as otherwise provided in this Part 2) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time during the Exercise Period and prior to the exercise of this Warrant, any of the following events shall occur:

                          (i)     the Company shall declare any dividend
payable in cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                          (ii)    the Company shall offer to all holders of its
shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof;

                          (iii)   a dissolution, liquidation or winding up of
the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed; or

                          (iv)    any consolidation or merger to which the
Company is a party and for which approval of the holders of Common Stock is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value to no par value, or from no par value to par value) or as a result of a subdivision or combination;

then in any one or more of said events, the Company shall mail (or cause to be mailed) to the Registered Holder of this Warrant, at least twenty days prior to the applicable record date hereinafter specified, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, distributions, rights or warrants are to be determined or (B) the date on which any such dissolution, liquidation, winding-up, consolidation, merger, conveyance or transfer is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. Failure to mail such notice or any defect therein shall not affect the validity of any action taken in connection with such dividend, distribution, or subscription rights, or such proposed dissolution, liquidation, winding up, consolidation, merger, conveyance, transfer or reclassification.

                 2.N.     Certain Events.  If any event occurs of the type
contemplated by the provisions of this Part 2 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable on exercise of this Warrant so as to protect the rights of the Registered Holder; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Part 2.

         Part 3. Definitions. The following terms have the meanings set forth below:

                   "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Norfolk, Virginia are authorized by law to close.

                   "Common Stock" means the Company's voting Common Stock, $1 par value.

                   "Date of Issuance" means January __, 1998.

                   "Exercise Price" means the per share exercise price of the Warrant Stock, which initially shall be $___________, subject to adjustment as provided in Part 2.

                   "Person" means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency of any of the above listed entities.

                   "Warrant Stock" means shares of the Company's voting Common Stock issuable upon exercise of this Warrant; provided, that, if there is a change such that the securities issuable on exercise of this Warrant are issued by an entity other than the Company or there is a change in the number or class of securities so issuable, then the term Warrant Stock will mean one share of the security issuable on the exercise of this Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         Part 4. Warrant Transferable. This Warrant and all rights under it are freely transferable, in whole or in part, without charge to the Registered Holder, on surrender of this Warrant with a properly executed Assignment (in the form of the attached Exhibit II) at the principal office of the Company.

         Part 5. Replacement. On receipt of an affidavit of the Registered Holder of the ownership and the loss, theft, destruction or mutilation of this Warrant or any certificate evidencing this Warrant, the Company will (at its expense) execute and deliver a new Warrant of like-kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the Date of Issuance.

         Part 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, on surrender of this Warrant by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the same number of shares of Warrant Stock set forth in this Warrant and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. Any such new Warrants issued to a Registered Holder pursuant to this Part 6 shall be dated the Date of Issuance.

         Part 7. Amendment and Waiver. Except as otherwise provided in this Warrant, the provisions of this Warrant may be amended and the Company may take any action prohibited in this Warrant, or omit to perform any act required in this Warrant to be performed by it, only if the Company has obtained the written consent of the Registered Holders of a majority of the shares of Warrant Stock obtainable on exercise of this Warrant.

         Part 8.   Reservation and Issuance of Shares of Warrant Stock.

                   8.A.   The Company shall at all times reserve and keep
available free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligations to issue the shares of Warrant Stock upon exercise of this Warrant, the full number of shares of Warrant Stock deliverable upon the exercise of all outstanding Warrants. The Company or, if appointed, the transfer agent for the Company's Common Stock and each and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of this Warrant (each a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with each Transfer Agent. The Company will supply the Transfer Agent with duly executed stock certificates for such purpose. The Company will deliver to such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are delivered to the Registered Holder of this Warrant.

                   8.B.   Before taking any action which could cause an
adjustment pursuant to Part 2 reducing the Exercise Price, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock at the Exercised Price as so adjusted.

         Part 9. Notices. Except as otherwise expressly provided in this Warrant, all notices referred to in this Warrant will be in writing and will be delivered personally or mailed by registered or certified mail, return receipt requested and postage prepaid, and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices, and
(ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise specified by any such holder in a prior written notice to the Company).

         Part 10. Descriptive Headings; Governing Law. The descriptive headings of the several parts and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this

Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the Commonwealth of Virginia.

                   IN WITNESS, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance.

                                        WATERSIDE CAPITAL CORPORATION,
                                        A Virginia Corporation



                                        By
                                          --------------------------------------
                                             J. Alan Lindauer, its President

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT


TO:
     ----------------------------------------
Dated:
        --------------------------------------

         The undersigned, pursuant to the provisions set forth in the attached Warrant, agrees to subscribe for and purchase ___________ shares of the Warrant Stock covered by such Warrant and with this document makes payment in full for such shares at the Exercise Price provided by such Warrant.



                                  Signature
                                              ------------------------------

                                  Address
                                              ------------------------------


                                              ------------------------------

                                                                      EXHIBIT II

                                   ASSIGNMENT


                   FOR VALUE RECEIVED, ________________________________ sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of the Warrant Stock covered by such document and as set forth below, unto:

Names of Assignee         Address                   No. of Shares
                                                   of Warrant Stock

Dated:                    Signature
                                           -------------------------------------


                          Witness
                                           -------------------------------------